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                                                                     EXHIBIT 5.1



                     AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                 ATTORNEYS AT LAW

                    A REGISTERED LIMITED LIABILITY PARTNERSHIP
                        INCLUDING PROFESSIONAL CORPORATIONS

AUSTIN                      PENNZOIL PLACE-SOUTH TOWER
BRUSSELS                       711 LOUISIANA STREET
DALLAS                              SUITE 1900
HOUSTON                        HOUSTON, TEXAS 77002
LONDON                            (713) 220-5800
LOS ANGELES                     FAX (713) 236-0822
MOSCOW
NEW YORK
PHILADELPHIA
SAN ANTONIO
WASHINGTON, D.C.

                                  June 21, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

         We have acted as counsel for Leviathan Gas Pipeline Partners, L.P., a Delaware limited partnership (the "Company") and Leviathan Finance Corporation (together with the Company, the "Issuers"), in connection with the proposed offer by the Issuers to exchange (the "Exchange Offer") all outstanding 10?% Series A Senior Subordinated Notes Due 2009 ($175 million aggregate principal amount outstanding) (the "Outstanding Notes") of the Company for 10?% Series B Senior Subordinated Notes Due 2009 ($175 million aggregate principal amount) (the "Registered Notes") of the Issuers. The Outstanding Notes have been, and the Registered Notes will be, issued pursuant to an Indenture, dated as of May 27, 1999 (the "Indenture"), among the Issuers, the Subsidiary Guarantors named therein, and Chase Bank of Texas, N.A., as trustee (the "Trustee").

         In connection with such matters we have examined the Indenture, the registration statement on Form S-4 (No. 333-81143) the Issuers filed with the Securities and Exchange Commission (the "SEC") dated June 21, 1999, for the registration of the Registered Notes (the registration statement, as amended, at the time it becomes effective being referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and such records of the Issuers, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

         Based upon the foregoing, subject to qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Registered Notes proposed to be issued pursuant to the Exchange Offer (i) have been duly authorized for issuance and (ii) subject to the Registration Statement becoming effective under the Securities Act, and to compliance with any applicable state securities laws, when issued and delivered will be legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms.



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         The opinions expressed herein are subject to the following: the enforceability of the Registered Notes may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereinafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

         The opinions expressed herein are limited exclusively to the laws of the State of New York and the State of Delaware.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Akin, Gump, Strauss, Hauer & Feld, L.L.P. under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC thereunder.



                               Very truly yours,




                               /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.